UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 28, 2011

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8 Inverness Drive East, Suite 100, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 483-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On July 28, 2011, Gasco Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, as the sole book-running manager (the “Underwriter”), related to an underwritten registered offering (the “Offering”) by the Company of an aggregate of 16,000,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant to purchase 0.71875 of a share of Common Stock (“Warrants”) at a price of $0.25 per Unit.  The Underwriters will purchase the Units at a discounted price of $0.23375 per Unit, representing a 6.50% discount to the offering price.  The shares of Common Stock and Warrants are immediately separable and will be issued separately.  The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-153154), which was filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2008 and declared effective by the Commission on September 8, 2008.  The Offering is expected to close on August 3, 2011, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the Offering, after deducting underwriting commissions and discounts and other estimated offering expenses and assuming no exercise of the Warrants, are expected to be approximately $3.6 million.

The Warrants to be issued in the Offering will generally be exercisable for a period of sixty months from the date of issuance at an exercise price of $0.35 per full share. The exercise price and number of shares of Common Stock issuable on exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.  If the Company makes a distribution of its assets to all of its stockholders, holders of the Warrants may be entitled to participate. In the event of a Fundamental Transaction (as defined in the Warrant), at the election of a holder of a Warrant, the Company may be required to purchase the holder’s Warrant for cash in an amount equal to the value of the remaining unexercised portion of the Warrant.  Subject to certain exceptions, if the average of the daily volume weighted average price of a share of Common Stock for some period of time equals or exceeds 200% of the initial exercise price of the Warrants, and if at the time of such measurement the Equity Conditions (as defined in the Warrant) are satisfied, then the Company may, subject to certain conditions, require the holders of the Warrants to exercise.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The foregoing descriptions of the Underwriting Agreement and the Warrants are qualified in their entirety by reference to such Underwriting Agreement and the Form of Warrant, which are filed as Exhibit 1.1 and 4.1, respectively, hereto and are incorporated herein by reference.

Item 8.01 — Other Events.

On July 29, 2011, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)                                  Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit No.	Description

1.1	Underwriting Agreement dated July 28, 2011 by and between Gasco Energy, Inc. and Lazard Capital Markets LLC.

4.1	Form of Warrant.

5.1	Opinion of Vinson & Elkins L.L.P.

5.2	Opinion of Dill Dill Carr Stonbraker & Hutchings P.C.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Dill Dill Carr Stonbraker & Hutchings P.C. (included in its opinion filed as Exhibit 5.2 hereto).

99.1	Press release dated July 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.

Date: July 29, 2011	By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated July 28, 2011 by and between Gasco Energy, Inc. and Lazard Capital Markets LLC.

4.1	Form of Warrant.

5.1	Opinion of Vinson & Elkins L.L.P.

5.2	Opinion of Dill Dill Carr Stonbraker & Hutchings P.C.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Dill Dill Carr Stonbraker & Hutchings P.C. (included in its opinion filed as Exhibit 5.2 hereto).

99.1	Press release dated July 29, 2011.